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                          LOOMIS, SAYLES & CO., L.P.

                                CODE OF ETHICS
                                ______________

                        POLICY ON PERSONAL TRADING AND
                              RELATED ACTIVITIES
                          BY LOOMIS SAYLES PERSONNEL

                                  EFFECTIVE:

                               JANUARY 14, 2000

                                  AS AMENDED:

                                JANUARY 1, 2003

                                 MARCH 1, 2004

                                JANUARY 1, 2005

                                AUGUST 23, 2005

                                JANUARY 1, 2006

                                 JUNE 1, 2006

                                 JULY 24, 2006

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LOOMIS, SAYLES & CO., L.P.

                                CODE OF ETHICS
                                ______________

                        POLICY ON PERSONAL TRADING AND
                              RELATED ACTIVITIES

1. INTRODUCTION

   This Code of Ethics ("Code") has been adopted by Loomis, Sayles & Co., L.P. ("Loomis Sayles") to govern certain conduct of Loomis Sayles' Supervised Persons and personal trading in securities and related activities of those individuals who have been deemed ACCESS PERSONS thereunder, and under certain circumstances, those ACCESS PERSONS' family members and others in a similar relationship to them.

   The policies in this Code reflect Loomis Sayles' desire to detect and prevent not only situations involving actual or potential conflicts of interest or unethical conduct, but also those situations involving even the appearance of these.

2. STATEMENT OF GENERAL PRINCIPLES

   It is the policy of Loomis Sayles that no ACCESS PERSON or Supervised Person as such terms are defined under the Loomis Sayles' Code, (please note that Loomis Sayles treats all employees as ACCESS PERSONS) shall engage in any act, practice or course of conduct that would violate the Code, the fiduciary duty owed by Loomis Sayles and its personnel to Loomis Sayles' clients, Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the provisions of Section 17(j) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 17j-1 there under. The fundamental position of Loomis Sayles is, and has been, that it must at all times place the interests of its clients first. Accordingly, your personal financial transactions (and in some cases, those of your family members and others in a similar relationship to you) and related activities must be conducted consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of your position of trust and responsibility.

   Without limiting in any manner the fiduciary duty owed by Loomis Sayles to its clients, it should be noted that Loomis Sayles considers it proper that purchases and sales be made by ACCESS PERSONS in the marketplace of securities owned by Loomis Sayles' clients, provided that such securities transactions
                                 ________
comply with the spirit of, and the specific restrictions and limitations set forth in the Code. In making personal investment decisions, however, you must exercise extreme care to ensure that the provisions of the Code are not violated and under no circumstances, may an ACCESS PERSON use the knowledge of COVERED SECURITIES purchased or sold by any client of Loomis Sayles or COVERED SECURITIES being considered for purchase or sale by any client of Loomis Sayles to profit personally, directly or indirectly, by the market effect of such transactions.

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   Improper trading activity can constitute a violation of the Code. The Code can also be violated by an Access Person's failure to file required reports, by making inaccurate or misleading reports or statements concerning trading activity, or by opening an account with a non-SELECT BROKER.

   It is not intended that these policies will specifically address every situation involving personal trading. These policies will be interpreted and applied, and exceptions and amendments will be made, by Loomis Sayles in a manner considered fair and equitable, but in all cases with the view of placing Loomis Sayles' clients' interests paramount. It also bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code will not automatically insulate you from scrutiny of, and sanctions for, securities transactions which indicate an abuse of Loomis Sayles' fiduciary duty to any of its clients.

   You are encouraged to bring any questions you may have about the Code to PERSONAL TRADING COMPLIANCE. Please do not guess at the answer.

   PERSONAL TRADING COMPLIANCE, the CHIEF COMPLIANCE OFFICER and the Ethics Committee will review the terms and provisions of the Code at least annually and make amendments as necessary. Any amendments to the Code will be provided to you.

    3. A FEW KEY TERMS

   BOLDFACED terms have special meaning in this Code. The application of a particular Code requirement to you may hinge on the elements of the definition of these terms. See the GLOSSARY at the end of this Code for definitions of these terms. In order to have a basic understanding of the Code, however, you must have an understanding of the terms "COVERED SECURITY", "BENEFICIAL OWNERSHIP" and "INVESTMENT CONTROL" as used in the Code.

  3.1  COVERED SECURITY

   This Code generally relates to transactions in and ownership of an investment that is a COVERED SECURITY. Currently, this means any type of equity or debt security (such as common and preferred stocks, and corporate and government bonds or notes), any equivalent (such as ADRs), any derivative, instrument representing, or any rights relating to, a COVERED SECURITY, and any closely related security (such as certificates of participation, depository receipts, put and call options, warrants, and related convertible or exchangeable securities and securities indices). Shares of closed-end funds, municipal obligations and securities issued by agencies and instrumentalities of the U.S. government (e.g. GNMA obligations) are also considered COVERED SECURITIES under the Code.

   Additionally, the shares of any investment company that is registered under the Investment Company Act that is advised, sub-advised, or distributed by Loomis Sayles, and those investment companies that are advised, sub-advised, or distributed by any affiliated investment adviser within the IXIS organization (e.g. IXIS Asset Management Advisers, Harris Associates, Hansberger, etc.) ("REPORTABLE FUNDS") are deemed to be COVERED SECURITIES for purposes of certain provisions of the Code. REPORTABLE FUNDS include any open-ended or closed-end funds managed by Loomis Sayles or an IXIS organization as described above, but exclude money market funds. A current list of REPORTABLE FUNDS is attached as Exhibit One and will be maintained on the firm's intranet site
            ___________
   under the Legal and Compliance page.

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   All ACCESS PERSONS are expected to comply with the spirit of the Code, as well as the specific rules contained in the Code. Therefore, while the list of REPORTABLE FUNDS is subject to change, it is ultimately the responsibility of all ACCESS PERSONS to determine whether or not an investment company or mutual fund is advised, sub-advised, or distributed by Loomis Sayles or advised, sub-advised, or distributed by an IXIS investment adviser prior to investing in such a fund to ensure that you comply with all aspects of the Code regarding your investment in a REPORTABLE FUND.

   Please see Exhibit Two for the application of the Code to a specific COVERED
              ___________
SECURITY or instrument, including exemptions from pre-clearance.

   It should be noted that private placements, hedge funds and investment pools are deemed to be COVERED SECURITIES for purposes of the Code whether or not advised, sub-advised, or distributed by Loomis Sayles or an IXIS investment adviser. Investments in such securities are discussed under sections 4.14 and 5.2.

   3.2 BENEFICIAL OWNERSHIP

   The Code governs any COVERED SECURITY in which an Access Person has any direct or indirect "BENEFICIAL OWNERSHIP." BENEFICIAL OWNERSHIP for purposes of the Code means a direct or indirect "pecuniary interest" that is held or shared by you directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a COVERED SECURITY. The term "pecuniary interest" in turn generally means your opportunity directly or indirectly to receive or share in any profit derived from a transaction in a
                                      ______
COVERED SECURITY, whether or not the COVERED SECURITY or the relevant account is in your name and regardless of the type of account (i.e. brokerage account, direct account, or retirement plan account). Although this concept is subject to a variety of U.S. Securities and Exchange Commission (the "SEC") rules and interpretations, you should know that you are presumed under the Code to have an indirect pecuniary interest as a result of:

   .   ownership of a COVERED SECURITY by your spouse or minor children;

   . ownership of a COVERED SECURITY by a live-in partner who shares your household and combines his/her financial resources in a manner similar to that of married persons;

   . ownership of a COVERED SECURITY by your other family members sharing your household (including an adult child, a stepchild, a grandchild, a parent, stepparent, grandparent, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law);

   . your share ownership, partnership interest or similar interest in COVERED SECURITIES held by a corporation, general or limited partnership or similar entity you control;

   . your right to receive dividends or interest from a COVERED SECURITY even if that right is separate or separable from the underlying securities;

   . your interest in a COVERED SECURITY held for the benefit of you alone or for you and others in a trust or similar arrangement (including any present or future right to income or principal); and

   . your right to acquire a COVERED SECURITY through the exercise or conversion of a "derivative COVERED SECURITY."

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EXPLANATORY NOTE:

                     ANY ACCOUNT OF AN ACCESS PERSON, EVEN IF ALSO A CLIENT ACCOUNT OF THE FIRM, WILL BE SUBJECT TO THE CODE AS AN ACCOUNT IN WHICH AN ACCESS PERSON HAS BENEFICIAL OWNERSHIP.

   Please see Exhibit Three to this Code for specific examples of
              _____________
the types of interests and accounts subject to the Code.

    3.3INVESTMENT CONTROL

   The Code governs any COVERED SECURITY in which an Access Person has direct or indirect "INVESTMENT CONTROL." The term INVESTMENT CONTROL encompasses any influence (i.e., power to manage, trade, or give instructions concerning the investment disposition of assets in the account or to approve or disapprove transactions in the account), whether sole or shared, direct or indirect, you exercise over the account or COVERED SECURITY.

   You should know that you are presumed under the Code to have INVESTMENT
                                ________
CONTROL as a result of having:

       .  INVESTMENT CONTROL (shared) over your personal brokerage account(s)

       . INVESTMENT CONTROL (shared) over an account(s) in the name of your spouse or minor children, unless, you have renounced an interest in your spouse's assets (subject to the approval of PERSONAL TRADING COMPLIANCE)

       . INVESTMENT CONTROL (shared) over an account(s) in the name of any family member, friend or acquaintance

       .  Involvement in an Investment Club

       .  Trustee power over an account(s)

       .  The existence and/or exercise of a power of attorney over an account

   Please see Exhibit Three to this Code for specific examples of the types of
              _____________
interests and accounts subject to the Code.

   3.4 MAINTAINING PERSONAL ACCOUNTS

   All ACCESS PERSONS who have personal accounts that hold or can hold COVERED SECURITIES in which they have direct or indirect INVESTMENT CONTROL and
                                                                    ___
BENEFICIAL OWNERSHIP are required to maintain such accounts at one of the following firms: Charles Schwab, Fidelity Investments, Merrill Lynch or TD Ameritrade (collectively, the "SELECT BROKERS"). Additionally, an ACCESS PERSON may only purchase and hold shares of REPORTABLE FUNDS through either a SELECT BROKER, directly from the REPORTABLE FUND through its transfer agent, or through one or more of Loomis Sayles' retirement plans.

   Accounts in which the ACCESS PERSON only has either INVESTMENT CONTROL or BENEFICIAL OWNERSHIP; certain retirement accounts with an ACCESS PERSON'S prior employer; and/or

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the retirement accounts of an ACCESS PERSON'S spouse may be maintained with a firm other than the SELECT BROKERS with the approval of PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER.

4. SUBSTANTIVE RESTRICTIONS ON PERSONAL TRADING

   The following are substantive prohibitions and restrictions on Access Persons' personal trading and related activities. In general, the prohibitions set forth below relating to trading activities apply to accounts holding COVERED SECURITIES in which an ACCESS PERSON has BENEFICIAL OWNERSHIP and
                                                                      ___
INVESTMENT CONTROL.

   4.1 PRECLEARANCE

   Each ACCESS PERSON must pre-clear through the PTA Preclearance System ("PTA System") all VOLITIONAL transactions in COVERED SECURITIES (i.e. transactions in which the ACCESS PERSON has determined the timing as to when the purchase or sale transaction will occur and amount of shares to be purchased or sold) in which he or she has INVESTMENT CONTROL and in which he or she has or would
                                       ___
acquire BENEFICIAL OWNERSHIP. Limited exceptions to the preclearance requirement are set forth in Exhibit Four.
                             ____________

EXPLANATORY NOTE:   FUTURES AND OPTIONS TRANSACTIONS IN COVERED SECURITIES MUST
                    BE MANUALLY PRE-CLEARED BY PERSONAL TRADING COMPLIANCE OR
                    THE CHIEF COMPLIANCE OFFICER SINCE THE PTA SYSTEM CANNOT
                    CURRENTLY HANDLE SUCH TRANSACTIONS. INITIAL AND SECONDARY
                    PUBLIC OFFERINGS, PRIVATE PLACEMENTS TRANSACTIONS,
                    INCLUDING HEDGE FUNDS WHETHER OR NOT THEY ARE ADVISED,
                    SUB-ADVISED, OR DISTRIBUTED BY LOOMIS SAYLES OR AN IXIS
                    INVESTMENT ADVISER, PARTICIPATION IN INVESTMENT CLUBS AND
                    PRIVATE POOLED VEHICLES REQUIRE SPECIAL PRECLEARANCE AS
                    DETAILED UNDER SECTIONS 4.13, 4.14 AND 5.2 OF THE CODE.

   Any transaction approved pursuant to the preclearance request procedures must be executed by the end of the trading day on which it is approved unless PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER, or designee thereof, extends the pre-clearance for an additional trading day. If the ACCESS PERSON'S trade has not been executed by the end of the same trading day (or the next trading day in the case of an extension), the "preclearance" will lapse and the ACCESS PERSON may not trade without again seeking and obtaining preclearance of the intended trade.

   Preclearance requests can only be submitted through PTA and/or to Personal Trading Compliance Monday - Friday from 9:30am-4:00pm Eastern Standard Time.

   If after preclearance is given and before it has lapsed, an ACCESS PERSON becomes aware that a COVERED SECURITY as to which he or she obtained preclearance has become the subject of a buy or sell order or is being considered for purchase or sale for a client account, the ACCESS PERSON who obtained the preclearance must consider the preclearance revoked. If the transaction has already been executed before the ACCESS PERSON becomes aware of such facts, no violation will be considered to have occurred as a result of the ACCESS PERSON'S transactions.

   If an ACCESS PERSON has actual knowledge that a requested transaction is nevertheless in violation of this Code or any provision thereof, approval of the request will not protect the ACCESS

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PERSON'S transaction from being considered in violation of the Code. The CHIEF
COMPLIANCE OFFICER or PERSONAL TRADING COMPLIANCE may deny or revoke preclearance for any reason that is deemed to be consistent with the spirit of the Code.

   4.2 GOOD UNTIL CANCELED AND LIMIT ORDERS

   No ACCESS PERSON shall place a "good until canceled," "limit" or equivalent order with his/her broker except that an ACCESS PERSON may utilize a "day order with a limit" so long as the transaction is consistent with provisions of this Code, including the preclearance procedures. All orders must expire at the end of the trading day on which they are pre-cleared unless otherwise extended by PERSONAL TRADING COMPLIANCE.

   4.3 SHORT TERM TRADING PROFITS

   NO ACCESS PERSON may profit from the VOLITIONAL purchase and sale, or conversely the VOLITIONAL sale and purchase, of the same or equivalent COVERED SECURITY (including REPORTABLE FUNDS) within 60 calendar days (unless the sale involved shares of a Covered Security that were acquired more than 60 days prior). Hardship exceptions may be requested (in advance) from PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER.

   An Access Person may sell a COVERED SECURITY (including REPORTABLE FUNDS) or cover an existing short position at a loss within 60 calendar days. Such request must be submitted to the PTA System and to PERSONAL TRADING COMPLIANCE for approval because the PTA System does not have the capability to determine whether the COVERED SECURITY will be sold at a gain or a loss.

   4.4 RESTRICTIONS ON ROUND TRIP TRANSACTIONS IN REPORTABLE FUNDS

   In addition to the 60 day holding period requirement for purchases and sales of REPORTABLE FUNDS, with the exception of closed-end REPORTABLE FUNDS, an ACCESS PERSON is prohibited from purchasing, selling and then re-purchasing shares of the same Reportable Fund within a 90 day period ("Round Trip" restriction). The Round Trip restriction does not limit the number of times an Access Person can purchase a REPORTABLE FUND or sell a REPORTABLE FUND during a 90 day period. In fact, subject to the holding period requirement described above, an ACCESS PERSON can purchase a REPORTABLE FUND (through one or multiple transactions) and can liquidate their position in that fund (through one or several transactions) during a 90 day period. However, an ACCESS PERSON cannot then reacquire a position in the same REPORTABLE FUND previously sold within the same 90 day period.

   The Round Trip restriction will only apply to VOLITIONAL transactions in REPORTABLE FUNDS. Therefore, shares of REPORTABLE FUNDS acquired through a dividend reinvestment or dollar cost averaging program, and automatic monthly contributions to the firm's 401K plan will not be considered when applying the Round Trip restriction.

   Finally, all VOLITIONAL purchase and sale transactions of REPORTABLE FUNDS, in any share class and in any employee account (i.e., direct account with the
                          ___
REPORTABLE FUND, Select Broker account, 401K account, etc.) will be matched for purposes of applying the Round Trip restriction.

   4.5 FUTURES AND RELATED OPTIONS

   No ACCESS PERSON shall use derivatives including futures, options on futures, or options or

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warrants on a COVERED SECURITY to evade the restrictions of the Code. In other words, no ACCESS PERSON may use derivative transactions with respect to a COVERED SECURITY if the Code would prohibit the ACCESS PERSON from taking the same position directly in the COVERED SECURITY.

   4.6 SHORT SALES

   No ACCESS PERSON may purchase a put option, sell a call option, sell a COVERED SECURITY short or otherwise take a short position in a COVERED SECURITY then being held in a Loomis Sayles client account, unless, in the cases of the purchase of a put or sale of a call option, the option is on a broad based index.

   4.7 COMPETING WITH CLIENT TRADES

   Except as set forth in Section 4.9, an ACCESS PERSON may not, directly or indirectly, purchase or sell a COVERED SECURITY (REPORTABLE FUNDS are not subject to this rule.) when the ACCESS PERSON knows, or reasonably should have known, that such COVERED SECURITIES transaction competes in the market with any actual or considered COVERED SECURITIES transaction for any client of Loomis Sayles, or otherwise acts to harm any Loomis Sayles client's COVERED SECURITIES transactions.

   Generally preclearance will be denied if:
                                  ______

       . a COVERED SECURITY or a closely related COVERED SECURITY is the subject of a pending "buy" or "sell" order for a Loomis Sayles client until that buy or sell order is executed or withdrawn.

       . the COVERED SECURITY is being considered for purchase or sale for a Loomis Sayles client, until that security is no longer under consideration for purchase or sale.

       . the COVERED SECURITY is on the Loomis Sayles "Restricted List" or "Concentration List" (or such other trading restriction list as Loomis Sayles, may from time to time establish).

For those transactions pre-cleared through the PTA System, such system will have the information necessary to deny preclearance if any of these situations apply. Therefore, you may assume the COVERED SECURITY is not being considered for purchase or sale for a client account unless you have actual knowledge to
                                          ______
the contrary in which case, the preclearance you received is null and void. For COVERED SECURITIES requiring manual preclearance (i.e. futures and options transactions in COVERED SECURITIES), the applicability of such restrictions will be determined by PERSONAL TRADING COMPLIANCE upon the receipt of the preclearance request.

   4.8 INVESTMENT PERSON SEVEN-DAY BLACKOUT

   Except as set forth in Section 4.9 below, no INVESTMENT PERSON shall, directly or indirectly, purchase or sell any COVERED SECURITY (REPORTABLE FUNDS are not subject to this rule) within a period of seven (7) calendar days (trade date being day zero) before and after the date that a Loomis Sayles client,
                     ______     _____
with respect to which he or she is an INVESTMENT PERSON, has purchased or sold such COVERED SECURITY. It is ultimately the INVESTMENT PERSON'S responsibility to understand the rules and restrictions of the Code and to know what COVERED SECURITIES are being traded in his/her client(s) account(s) or any account(s) with which he/she is associated.

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EXPLANATORY NOTE:

                     THE "SEVEN DAYS BEFORE" ELEMENT OF THIS RESTRICTION IS BASED ON THE PREMISE THAT AN INVESTMENT PERSON CAN NORMALLY BE EXPECTED TO KNOW, WHEN HE OR SHE IS EFFECTING A PERSONAL TRADE, WHETHER ANY CLIENT AS TO WHICH HE OR SHE IS DESIGNATED AN INVESTMENT PERSON HAS TRADED, OR WILL BE TRADING IN THE SAME COVERED SECURITY WITHIN SEVEN DAYS OF THE INVESTMENT PERSON'S TRADE. FURTHERMORE, AN INVESTMENT PERSON HAS A FIDUCIARY OBLIGATION TO RECOMMEND AND/OR EFFECT SUITABLE AND ATTRACTIVE TRADES FOR CLIENTS REGARDLESS OF WHETHER SUCH TRADES MAY CAUSE A PRIOR PERSONAL TRADE TO BE CONSIDERED AN APPARENT VIOLATION OF THIS RESTRICTION. IT WOULD CONSTITUTE A BREACH OF FIDUCIARY DUTY AND A VIOLATION OF THIS CODE TO DELAY OR FAIL TO MAKE ANY SUCH RECOMMENDATION OR TRANSACTION IN A CLIENT ACCOUNT IN ORDER TO AVOID A CONFLICT WITH THIS RESTRICTION.

                     IT IS UNDERSTOOD THAT THERE MAYBE PARTICULAR CIRCUMSTANCES (I.E. NEWS ON AN ISSUER, A CLIENT INITIATED LIQUIDATION, SUBSCRIPTION OR REBALANCING) THAT MAY OCCUR AFTER AN INVESTMENT PERSON'S PERSONAL TRADE WHICH GIVES RISE TO AN OPPORTUNITY OR NECESSITY FOR HIS OR HER CLIENT TO TRADE IN THAT COVERED SECURITY WHICH DID NOT EXIST OR WAS NOT ANTICIPATED BY THAT PERSON AT THE TIME OF THAT PERSON'S PERSONAL TRADE. PERSONAL TRADING COMPLIANCE OR THE CHIEF COMPLIANCE OFFICER, WILL REVIEW ANY EXTENUATING CIRCUMSTANCES WHICH MAY WARRANT THE WAIVING OF ANY REMEDIAL ACTIONS IN A PARTICULAR SITUATION INVOLVING AN INADVERTENT VIOLATION OF THIS RESTRICTION.

   4.9 LARGE CAP/DE MINIMIS EXEMPTION

   An ACCESS PERSON who wishes to make a trade in a COVERED SECURITY that would otherwise be denied preclearance solely because the COVERED SECURITY is under consideration or pending execution for a client as provided in Section 4.7 or an INVESTMENT PERSON who wishes to make a trade in a COVERED SECURITY that would otherwise be denied preclearance solely because either the COVERED SECURITY is under consideration or pending execution for a client as provided in Section 4.7 or because such transaction would violate the Investment Person Seven Day Blackout Restriction set forth in Section 4.8 above, will nevertheless receive preclearance provided that:

           . the issuer of the COVERED SECURITY in which the ACCESS PERSON wishes to transact has a market capitalization exceeding U.S. $5 billion (a "Large Cap Security"); AND
                                                ___

           .  the aggregate amount of the ACCESS PERSON'S transactions in that
                  _________
              Large Cap Security on that day across all personal accounts does not exceed $10,000 USD.

   Such transactions will be subject to all other provisions of the Code

  4.10 RESEARCH ANALYST THREE-DAY BLACKOUT BEFORE A RECOMMENDATION

   During the three (3) business day period before a RESEARCH ANALYST issues a
                                            ______
RECOMMENDATION on a COVERED SECURITY, that RESEARCH ANALYST may not purchase or sell that COVERED SECURITY.

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EXPLANATORY NOTE:

                     IT IS UNDERSTOOD THAT THERE MAY BE PARTICULAR CIRCUMSTANCES SUCH AS A NEWS RELEASE, CHANGE OF CIRCUMSTANCE OR SIMILAR EVENT THAT MAY OCCUR AFTER A RESEARCH ANALYST'S PERSONAL TRADE WHICH GIVES RISE TO A NEED, OR MAKES IT APPROPRIATE, FOR A RESEARCH ANALYST TO ISSUE A RECOMMENDATION ON SAID COVERED SECURITY. A RESEARCH ANALYST HAS AN AFFIRMATIVE DUTY TO MAKE UNBIASED RECOMMENDATIONS AND ISSUE REPORTS, BOTH WITH RESPECT TO THEIR TIMING AND SUBSTANCE, WITHOUT REGARD TO HIS OR HER PERSONAL INTEREST. IT WOULD CONSTITUTE A BREACH OF A RESEARCH ANALYST'S FIDUCIARY DUTY AND A VIOLATION OF THIS CODE TO DELAY OR FAIL TO ISSUE A RECOMMENDATION IN ORDER TO AVOID A CONFLICT WITH THIS RESTRICTION.

                     PERSONAL TRADING COMPLIANCE OR THE CHIEF COMPLIANCE OFFICER, WILL REVIEW ANY EXTENUATING CIRCUMSTANCES WHICH MAY WARRANT THE WAIVING OF ANY REMEDIAL SANCTIONS IN A PARTICULAR SITUATION INVOLVING AN INADVERTENT VIOLATION OF THIS RESTRICTION.

  4.11 ACCESS PERSON SEVEN-DAY BLACKOUT AFTER RECOMMENDATION CHANGE

   During the seven (7) day period after a RECOMMENDATION is issued for a COVERED SECURITY, no ACCESS PERSON may purchase or sell that COVERED SECURITY. A request to pre-clear a transaction in a COVERED SECURITY will be denied if there has been a RECOMMENDATION issued for such COVERED SECURITY during the past seven (7) days.

  4.12 HEDGE FUND TEAM RESTRICTIONS

   Due to the unique trading practices and strategies associated with hedge funds, a hedge fund team member (i.e., any INVESTMENT PERSON for a hedge fund) is prohibited from trading COVERED SECURITIES in their personal brokerage accounts that are eligible investments for the hedge fund with which he/she is associated. Hedge fund team members must therefore, contact PERSONAL TRADING COMPLIANCE for special preclearance approval prior to executing any personal securities transactions.

  4.13 INITIAL AND SECONDARY PUBLIC OFFERINGS

Investing in INITIAL AND SECONDARY PUBLIC OFFERINGS of COVERED SECURITIES is prohibited unless such opportunities are connected with your prior employment compensation (i.e. options, grants, etc.) or your spouse's employment compensation. No ACCESS PERSON may, directly or indirectly, purchase any COVERED SECURITY sold in an INITIAL or SECONDARY PUBLIC OFFERING without obtaining prior written approval from the CHIEF COMPLIANCE OFFICER.

  4.14 PRIVATE PLACEMENT TRANSACTIONS

   No ACCESS PERSON may, directly or indirectly, purchase any COVERED SECURITY offered and sold pursuant to a PRIVATE PLACEMENT TRANSACTION without obtaining prior written approval from the CHIEF COMPLIANCE OFFICER. A request for an approval form for a private placement investment can be obtained by contacting PERSONAL TRADING COMPLIANCE.

EXPLANATORY NOTE:

                     IF YOU HAVE BEEN AUTHORIZED TO ACQUIRE A Covered Security IN A Private Placement

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                     TRANSACTION, YOU MUST DISCLOSE TO PERSONAL TRADING
                     COMPLIANCE IF YOU ARE INVOLVED IN A CLIENT'S SUBSEQUENT CONSIDERATION OF AN INVESTMENT IN THE ISSUER OF THE PRIVATE PLACEMENT, EVEN IF THAT INVESTMENT INVOLVES A DIFFERENT TYPE OR CLASS OF COVERED SECURITY. IN SUCH CIRCUMSTANCES, THE DECISION TO PURCHASE SECURITIES OF THE ISSUER FOR A CLIENT MUST BE INDEPENDENTLY REVIEWED BY AN INVESTMENT PERSON WITH NO PERSONAL INTEREST IN THE ISSUER.

   The purchase of additional shares or the subsequent sale of an approved PRIVATE PLACEMENT TRANSACTION does not require preclearance provided there are no publicly traded COVERED SECURITIES in the corporation, partnership or limited liability company whose shares the ACCESS PERSON owns. However, if the issuer of the PRIVATE PLACEMENT has publicly traded COVERED SECURITIES, then the sale of such PRIVATE PLACEMENTS must be pre-cleared with PERSONAL TRADING COMPLIANCE. Further, additional purchases and any subsequent sales of an approved private placement, regardless of whether or not the issuer is publicly traded, must be reported quarterly and annually as detailed in Section 6 of the Code.

  4.15 EXEMPTIONS GRANTED BY THE CHIEF COMPLIANCE OFFICER

   Subject to applicable law, the CHIEF COMPLIANCE OFFICER may from time to time grant exemptions, other than or in addition to those described in Exhibit
                                                                       _______
Four, from the trading restrictions, preclearance requirements or other
____
provisions of the Code with respect to particular individuals such as non-employee directors, consultants, temporary employee, intern or independent contractor, and types of transactions or COVERED SECURITIES, where in the opinion of the CHIEF COMPLIANCE OFFICER, such an exemption is appropriate in light of all the surrounding circumstances.

5. PROHIBITED OR RESTRICTED ACTIVITIES

   5.1 PUBLIC COMPANY BOARD SERVICE AND OTHER AFFILIATIONS

   To avoid conflicts of interest, inside information and other compliance and business issues, the firm prohibits ACCESS PERSONS from serving as officers or members of the board of any publicly traded entity. This prohibition does not apply to service as an officer or board member of any parent subsidiary of the firm.

   In addition, in order to identify potential conflicts of interests, compliance and business issues, before accepting any service, employment, engagement, connection, association, or affiliation in or within any enterprise, business or otherwise, (herein after, collectively outside activity(ies)), an Access Person must obtain the advance written approval of PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER and the applicable
                                                            ___
ACCESS PERSON'S supervisor or other appropriate member of senior management.

   A request form for approval of such Outside Activities can be obtained by contacting PERSONAL TRADING COMPLIANCE. In determining whether to approve such Outside Activity, PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER will consider whether such service will involve an actual or perceived conflict of interest with client trading, place impediments on Loomis Sayles' ability to trade on behalf of clients or otherwise materially interfere with the effective discharge of Loomis Sayles' or the ACCESS PERSON'S duties to clients.

   5.2 PARTICIPATION IN INVESTMENT CLUBS AND PRIVATE POOLED VEHICLES

   No ACCESS PERSON shall participate in an investment club or invest in a hedge fund, or similar private organized investment pool (but not an SEC registered open-end mutual fund) without the express permission of PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER, whether or not the investment vehicle is advised, sub-advised or distributed by Loomis Sayles or an IXIS investment adviser.

6. REPORTING REQUIREMENTS

   6.1 INITIAL HOLDINGS REPORTING, ACCOUNT DISCLOSURE AND ACKNOWLEDGEMENT OF
       CODE

   Within 10 days after becoming an ACCESS PERSON, each ACCESS PERSON must file with PERSONAL TRADING COMPLIANCE, a report (by paper) of all COVERED SECURITIES holdings (including holdings of REPORTABLE FUNDS) in which such ACCESS PERSON has BENEFICIAL OWNERSHIP or INVESTMENT CONTROL. The information contained
                         __
therein must be current as of a date not more than 45 days prior to the individual becoming an ACCESS PERSON.

   Additionally, within 10 days of becoming an ACCESS PERSON, such ACCESS PERSON must report all brokerage or other accounts that hold or can hold COVERED SECURITIES in which the ACCESS PERSON has BENEFICIAL OWNERSHIP or
                                                                       __
INVESTMENT CONTROL. The information must be as of the date the person became an ACCESS PERSON. An ACCESS PERSON can satisfy these reporting requirements by providing PERSONAL TRADING COMPLIANCE with a current copy of his or her brokerage account or other account statements, which hold or can hold COVERED SECURITIES.

   EXPLANATORY NOTE:

          LOOMIS SAYLES TREATS ALL OF ITS EMPLOYEES AS ACCESS PERSONS. THEREFORE, YOU ARE DEEMED TO BE AN ACCESS PERSON AS OF THE FIRST DAY YOU BEGIN WORKING FOR THE FIRM.

   Finally, upon becoming an ACCESS PERSON and annually thereafter, each ACCESS PERSON must acknowledge that he or she has received, read and understands the Code and recognizes that he or she is subject hereto, and certify that he or she will comply with the requirements of the Code.

   6.2 BROKERAGE CONFIRMATIONS AND BROKERAGE ACCOUNT STATEMENTS

   Each ACCESS PERSON must notify PERSONAL TRADING COMPLIANCE immediately upon
                                                              ___________
opening an account that holds or may hold Covered Securities (including Reportable Funds), and must assist Personal Trading Compliance in ensuring that Loomis Sayles receives copies of the Access Person's confirmations and account statements for all accounts holding Covered Securities in which the Access Person has either Beneficial Ownership or Investment Control.

   6.3 QUARTERLY TRANSACTION REPORTING AND ACCOUNT DISCLOSURE PROCEDURE

   Utilizing the PTA System, each ACCESS PERSON must file a report of all VOLITIONAL transactions in COVERED SECURITIES (including VOLITIONAL transactions in REPORTABLE FUNDS) made during each calendar quarterly period in which such ACCESS PERSON has, or by reason of such transaction acquires or disposes of, any BENEFICIAL OWNERSHIP of a COVERED SECURITY (even if such ACCESS PERSON has no direct or indirect INVESTMENT CONTROL over such COVERED SECURITY), or as to which the Access Person has any direct or indirect INVESTMENT CONTROL (even if such ACCESS PERSON has no BENEFICIAL OWNERSHIP in such COVERED SECURITY). NON-VOLITIONAL transactions in COVERED SECURITIES (including REPORTABLE FUNDS) such as automatic monthly payroll deductions, changes to future contributions within the Loomis Sayles Retirement Plans, dividend reinvestment programs, dollar cost averaging programs, and transactions made within the Guided Choice Program are subject to annual reporting only. If no transactions in any COVERED SECURITIES, required to be reported, were effected during a quarterly period by an ACCESS PERSON, such ACCESS PERSON shall nevertheless submit a report through PTA within the time frame specified below stating that no reportable securities transactions were affected.

   ACCESS PERSONS are also required to report each account that may hold or holds COVERED SECURITIES (including accounts that hold or may hold REPORTABLE FUNDS) opened or closed by the ACCESS PERSON during the reporting period, other then those accounts described in Exhibit Three.

   Every quarterly report must be submitted not later than thirty (30) calendar days after the close of each calendar quarter.

   6.4 ANNUAL HOLDINGS AND CODE COMPLIANCE REPORTING REQUIREMENTS

   On an annual basis, by a date specified by PERSONAL TRADING COMPLIANCE, each ACCESS PERSON must file with PERSONAL TRADING COMPLIANCE a dated Annual Package which identifies all holdings in COVERED SECURITIES (including REPORTABLE FUNDS) in which such ACCESS PERSON has a BENEFICIAL OWNERSHIP and/or over which such ACCESS PERSON has INVESTMENT CONTROL. This reporting requirement also applies to shares of COVERED SECURITIES, including shares of REPORTABLE FUNDS that were acquired during the year in NON-VOLITIONAL transactions. The information in the Annual Package shall reflect holdings in the ACCESS PERSON'S account(s) that are current as of a date not more than 45 days prior to the date on which the Annual Package was submitted.

   Additionally, on an annual basis, each ACCESS PERSON and each SUPERVISED PERSON must acknowledge that he/she has received, read and understood the Code and Loomis Sayles Policies and Procedures on Insider Trading ("Insider Trading Policy") and recognizes that he/she is subject thereto, and certify that he/she has complied with the requirements of the Code and Insider Trading Policy during the past year, except as otherwise disclosed in writing to PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER.

   6.5 REVIEW OF REPORTS BY CHIEF COMPLIANCE OFFICER

The CHIEF COMPLIANCE OFFICER shall establish procedures as the CHIEF COMPLIANCE OFFICER may from time to time determine appropriate for the review of the information required to be compiled under this Code regarding transactions by ACCESS PERSONS and to report any violations thereof to all necessary parties.

   6.6 INTERNAL REPORTING OF VIOLATIONS TO THE CHIEF COMPLIANCE OFFICER

   Prompt internal reporting of any violation of the Code to the CHIEF COMPLIANCE OFFICER or PERSONAL TRADING COMPLIANCE is required under Rule 204A-1. While the daily monitoring process undertaken by PERSONAL TRADING COMPLIANCE is designed to identify any violations of the Code and handle any such violations immediately, ACCESS PERSONS and SUPERVISED PERSONS are required to promptly report any violations they learn of resulting from either their own conduct or those of other ACCESS PERSONS and SUPERVISED PERSONS to the CHIEF COMPLIANCE OFFICER or PERSONAL TRADING COMPLIANCE. It is incumbent upon Loomis Sayles to create an environment that encourages and protects ACCESS PERSONS and SUPERVISED PERSONS who report violations. In doing so, individuals have the right to remain anonymous in reporting violations. Furthermore, any form of retaliation against an individual who reports a violation could constitute a further violation of the Code, as deemed appropriate by the CHIEF COMPLIANCE OFFICER. All ACCESS PERSONS and SUPERVISED PERSONS should therefore feel safe to speak freely in reporting any violations.

7. SANCTIONS

   Any violation of the substantive or procedural requirements of this Code will result in the imposition of a sanction as set forth in the firm's then current Sanctions Policy, or as the Ethics Committee may deem appropriate under the circumstances of the particular violation. These sanctions may include, but are not limited to:

       .  a letter of caution or warning (i.e. Procedures Notice);

       . payment of a fine, disgorgement of profits generated or payment of losses avoided and/or restitution to an affected client;

       .  suspension of personal trading privileges;

       . actions affecting employment status, such as suspension of employment without pay, demotion or termination of employment; and

       .  referral to the SEC, other civil authorities or criminal authorities.

   Serious violations, including those involving deception, dishonesty or knowing breaches of law or fiduciary duty, will result in one or more of the most severe sanctions regardless of the violator's history of prior compliance.

   Fines, penalties and disgorged profits will be donated to a charity selected by the Loomis Sayles Charitable Giving Committee.

8. RECORDKEEPING REQUIREMENTS

   Loomis Sayles shall maintain and preserve records, in an easily accessible place, relating to the Code of the type and in the manner and form and for the time period prescribed from time to time by applicable law. Currently, Loomis Sayles is required by law to maintain and preserve:

       . in an easily accessible place, a copy of this Code (and any prior Code of Ethics that was in effect at any time during the past five years) for a period of five years;

       . in an easily accessible place a record of any violation of the Code and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

       . a copy of each report (or information provided in lieu of a report including any manual preclearance forms and information relied upon or used for reporting) submitted under the Code for a period of five years, provided that for the first two years such copy must be preserved in an easily accessible place;

       . copies of ACCESS PERSONS' and SUPERVISED PERSONS' written acknowledgment of receipt of the Code;

       . in an easily accessible place, a record of the names of all ACCESS PERSONS within the past five years, even if some of them are no longer Access Persons, the holdings and transactions reports made by these Access Persons, and records of all Access Persons' personal securities reports (and duplicate brokerage confirmations or account statements in lieu of these reports);

       . a copy of each report provided to any Investment Company as required by paragraph (c)(2)(ii) of Rule 17j-1 under the 1940 Act or any successor provision for a period of five years following the end of the fiscal year in which such report is made, provided that for the first two years such record shall be preserved in an easily accessible place; and

       . a written record of any decision, and the reasons supporting any decision, to approve the purchase by a ACCESS PERSON of any COVERED SECURITY in an INITIAL OR SECONDARY PUBLIC OFFERING OR PRIVATE PLACEMENT TRANSACTION or other limited offering for a period of five years following the end of the fiscal year in which the approval is granted.

       EXPLANATORY NOTE:

          UNDER RULE 204-2, THE STANDARD RETENTION PERIOD REQUIRED FOR ALL DOCUMENTS AND RECORDS LISTED ABOVE IS FIVE YEARS, IN EASILY ACCESSIBLE PLACE, THE FIRST TWO YEARS IN AN APPROPRIATE OFFICE OF PERSONAL TRADING COMPLIANCE.

9. MISCELLANEOUS

   9.1 CONFIDENTIALITY

   Loomis Sayles will keep information obtained from any ACCESS PERSON hereunder in strict confidence. Notwithstanding the forgoing, reports of COVERED SECURITIES transactions and violations hereunder will be made available to the SEC or any other regulatory or self-regulatory organizations to the extent required by law rule or regulation, and in certain circumstances, may in Loomis Sayles' discretion be made available to other civil and criminal authorities. In addition, information regarding violations of the Code may be provided to clients or former clients of Loomis Sayles that have been directly or indirectly affected by such violations.

   9.2 DISCLOSURE OF CLIENT TRADING KNOWLEDGE

   No ACCESS PERSON may, directly or indirectly, communicate to any person who is not an ACCESS PERSON or other approved agent of Loomis Sayles (e.g., legal counsel) any non-public information relating to any client of Loomis Sayles or any issuer of any COVERED SECURITY owned by any client of Loomis Sayles, including, without limitation, the purchase or sale or considered purchase or sale of a COVERED SECURITY on behalf of any client of Loomis Sayles, except to the extent necessary to comply with applicable law or to effectuate COVERED SECURITIES transactions on behalf of the client of Loomis Sayles.

   9.3 NOTICE TO ACCESS PERSONS, INVESTMENT PERSONNEL AND RESEARCH ANALYSTS AS TO STATUS

   PERSONAL TRADING COMPLIANCE will initially determine an employee's status as an ACCESS PERSON, RESEARCH ANALYST or INVESTMENT PERSON and the client accounts to which INVESTMENT PERSONS should be associated, and will inform such persons of their respective reporting and duties under the Code.

   All ACCESS PERSONS and/or the applicable Supervisor thereof, have an obligation to inform PERSONAL TRADING COMPLIANCE if an ACCESS PERSON'S responsibilities change during the ACCESS PERSON'S tenure at Loomis Sayles.

   9.4 NOTICE TO PERSONAL TRADING COMPLIANCE OF ENGAGEMENT OF INDEPENDENT CONTRACTORS

   Any person engaging a consultant, temporary employee, intern or independent contractor shall notify PERSONAL TRADING COMPLIANCE of this engagement and provide to PERSONAL TRADING COMPLIANCE, the information necessary to make a determination as to how the Code shall apply to such consultant, temporary employee, intern or independent contractor, if at all.

   9.5 QUESTIONS AND EDUCATIONAL MATERIALS

   Employees are encouraged to bring to PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER any questions you may have about interpreting or complying with the Code about COVERED SECURITIES, accounts that hold or may hold COVERED SECURITIES or personal trading activities of you, your family, or household members, about your legal and ethical responsibilities or about similar matters that may involve the Code.

   PERSONAL TRADING COMPLIANCE will from time to time circulate educational materials or bulletins or conduct training sessions designed to assist you in understanding and carrying out your duties under the Code.

                               GLOSSARY OF TERMS

The BOLDFACE terms used throughout this policy have the following meanings:

 1. "ACCESS PERSON" means an "access person" as defined from time to time in Rule 17j-1 under the 1940 Act or any applicable successor provision. Currently, this means any director, or officer of Loomis Sayles, or any ADVISORY PERSON (as defined below) of Loomis Sayles, but does not include any director who is not an officer or employee of Loomis Sayles or its corporate general partner and who meets all of the following conditions:

    a. He or she, in connection with his or her regular functions or duties, does not make, participate in or obtain information regarding the purchase or sale of Covered Securities by a registered investment company, and whose functions do not relate to the making of recommendations with respect to such purchases or sales;

    b. He or she does not have access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any REPORTABLE FUND; and

    c. He or she is not involved in making securities recommendations to clients, and does not have access to such recommendations that are nonpublic.

    Loomis Sayles treats all employees as Access Persons.

 2. "ADVISORY PERSON" means an "advisory person" and "advisory representative" as defined from time to time in Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act, respectively, or any applicable successor provision. Currently, this means (i) every employee of Loomis Sayles (or of any company in a CONTROL relationship to Loomis Sayles), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a COVERED SECURITY by Loomis Sayles on behalf of clients, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) every natural person in a CONTROL relationship to Loomis Sayles who obtains information concerning recommendations made to a client with regard to the purchase or sale of a COVERED SECURITY. ADVISORY PERSON also includes: (a) any other employee designated by PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER as an ADVISORY PERSON under this Code; (b) any consultant, temporary employee, intern or independent contractor (or similar person) engaged by Loomis Sayles designated as such by PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER as a result of such person's access to information about the purchase or sale of COVERED SECURITIES by Loomis Sayles on behalf of clients (by being present in Loomis Sayles offices, having access to computer data or otherwise).

 3. "BENEFICIAL OWNERSHIP" is defined in Section 3.2 of the Code.

 4. "CHIEF COMPLIANCE OFFICER" refers to the officer or employee of Loomis Sayles designated from time to time by Loomis Sayles to receive and review reports of purchases and sales by ACCESS PERSONS, and to address issues of personal trading. "PERSONAL TRADING COMPLIANCE" means the employee or employees of Loomis Sayles designated from time to time by the General Counsel of Loomis Sayles to receive and review reports of purchases and sales, and to address issues of personal trading, by the CHIEF COMPLIANCE OFFICER, and to act for the CHIEF COMPLIANCE OFFICER in the absence of the CHIEF COMPLIANCE OFFICER.

5. "INVESTMENT CONTROL" is defined in Section 3.3 of the Code. This means "control" as defined from time to time in Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act or any applicable successor provision. Currently, this means the power to exercise a controlling influence over the management or policies of Loomis Sayles, unless such power is solely the result of an official position with Loomis Sayles.

6. "INITIAL PUBLIC OFFERING" means an "initial public offering" as defined from time to time in Rule 17j-l under the 1940 Act or any applicable successor provision. Currently, this means any offering of securities registered under the Securities Act of 1933 the issuer of which immediately before the offering, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

7. "INVESTMENT COMPANY" means any INVESTMENT COMPANY registered as such under the 1940 Act and for which Loomis Sayles serves as investment adviser or subadviser or which an affiliate of Loomis Sayles serves as an investment adviser.

8. "INVESTMENT PERSON" means all PORTFOLIO MANAGERS of Loomis Sayles and other ADVISORY PERSONS who assist the PORTFOLIO MANAGERS in making and implementing investment decisions for an INVESTMENT COMPANY or other client of Loomis Sayles, including, but not limited to, designated RESEARCH ANALYSTS and traders of Loomis Sayles. A person is considered an INVESTMENT PERSON only as to those client accounts or types of client accounts as to which he or she is designated by PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER as such. As to other accounts, he or she is simply an ACCESS PERSON.

9. "NON-VOLITIONAL" transactions are any transaction in which the employee has not determined the timing as to when the purchase or sale will occur and the amount of shares to be purchased or sold, i.e. changes to future contributions within the Loomis Sayles Retirement Plans, dividend reinvestment programs, dollar cost averaging program, automatic monthly payroll deductions, and any transactions made within the Guided Choice Program. NON-VOLITIONAL transactions are not subject to the preclearance or quarterly reporting requirements under the Code.

10."PORTFOLIO MANAGER" means any individual employed by Loomis Sayles who has been designated as a PORTFOLIO MANAGER by Loomis Sayles. A person is considered a PORTFOLIO MANAGER only as to those client accounts as to which he or she is designated by the CHIEF COMPLIANCE OFFICER as such. As to other client accounts, he or she is simply an ACCESS PERSON.

11."PRIVATE PLACEMENT TRANSACTION" means a "limited offering" as defined from time to time in Rule 17j-l under the 1940 Act or any applicable successor provision. Currently, this means an offering exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or 4(6) or Rule 504, 505 or 506 under that Act, including hedge funds.

12. "RECOMMENDATION" means any initial rating or change therein, in the case of an equity COVERED SECURITY, or any initial rating or status, or change therein in the case of a fixed income COVERED SECURITY in either case issued by a RESEARCH ANALYST.

13. "REPORTABLE FUND" is defined in Section 3.1 of the Code and a list of such funds is found in Exhibit One.
                     ___________

14. "RESEARCH ANALYST" means any individual employed by Loomis Sayles who has been designated as a RESEARCH ANALYST by Loomis Sayles. A person is considered a RESEARCH ANALYST only as to those COVERED SECURITIES which he or she is assigned to cover and about which he or she issues research reports to other INVESTMENT PERSONNEL. As to other securities, he or she is simply an ACCESS PERSON.

15. "COVERED SECURITY" is defined in Section 3.1 of the Code.

16. "SECONDARY PUBLIC OFFERING" is defined as a registered offering of a block of COVERED SECURITIES which had been previously issued to the public, by a current shareholder.

17. "SELECT BROKER" is defined in Section 3.4 of the Code.

18. "SUPERVISED PERSON" is defined in Section 202(a)(25) of the Advisers Act and currently includes any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of Loomis Sayles, or other person who provides investment advice on behalf of Loomis Sayles and is subject to the supervision and control of Loomis Sayles.

19. "VOLITIONAL" transactions are any transactions in which the employee has determined the timing as to when the purchase or sale transaction will occur and amount of shares to be purchased or sold, i.e. making changes to existing positions or asset allocations within the Loomis Sayles retirement plans, sending a check or wire to the Transfer Agent of a REPORTABLE FUND, and buying or selling shares of a REPORTABLE FUND in a brokerage account or direct account held with the applicable fund's Transfer Agent. VOLITIONAL transactions are subject to the preclearance and reporting requirements under the Code.

                           REPORTABLE FUNDS LIST/1/
                                                                    EXHIBIT ONE
                                                                    ___________

AB Funds Extend-Duration Bond Fund                         Managers Fund - Bond Fund
AEW Real Estate Fund                                       Managers Fund - Fixed Income Fund
AEW Real Estate Income Fund (Closed-end Fund)              Managers Fund - Global Bond Fund
AssetMark Large Cap Growth Fund                            Mass Mutual Focused Value Fund
AssetMark Real Estate Portfolio                            Mass Mutual International Overseas Fund
Calvert Variable Series - Ameritas Select Portfolio        Masters Select International Fund
CGM Advisor Targeted Equity                                Masters Select Value Fund
Delafield Fund, Inc.                                       Maxim Loomis Sayles Bond Portfolio
Frank Russell Investment Co. - Real Estate Securities Fund Maxim Loomis Sayles Small Cap Value Portfolio
Frank Russell Investment Co. - Russell Insurance Fund      Metropolitan Series Fund - Harris Oakmark Focused Value
Hansberger International Fund                                Portfolio
Harris Associates Focused Value Fund                       Metropolitan Series Fund - Harris Oakmark International
Harris Associates Large Cap Value Fund                       Portfolio
IXIS Equity Diversified Portfolio                          Metropolitan Series Fund - Harris Oakmark Large Cap Portfolio
IXIS Income Diversified Portfolio                          Metropolitan Series Fund - Loomis Sayles Small Cap Portfolio
IXIS Moderate Diversified Portfolio                        Oakmark Equity and Income Fund
IXIS U.S. Diversified Portfolio                            Oakmark Fund
IXIS Value Fund                                            Oakmark Global Fund
JP Morgan Multi-Manager Small Cap Value Fund               Oakmark International Fund
Laudus International Marketmasters Fund                    Oakmark International Small Cap Fund
Laudus U.S. Marketmasters Fund                             Oakmark Select Fund
Loomis Sayles Aggressive Growth Fund                       Optimum Small Cap Value Fund
Loomis Sayles Bond Fund                                    Pacific Funds-PF Loomis Sayles Large-Cap Growth Fund
Loomis Sayles Core Plus Bond Fund                          Pacific Select Funds-Large-Cap Growth Portfolio
Loomis Sayles Fixed Income Fund                            Principal Investors Funds - Partners Small Cap Value Fund II
Loomis Sayles Global Bond Fund                             Pioneer Real Estate Shares
Loomis Sayles Global Markets Fund                          Pioneer Real Estate Shares VCT Portfolio
Loomis Sayles Growth Fund                                  Real Estate Income Fund (Closed-end Fund)
Loomis Sayles High Income Fund                             Roszel/Loomis Sayles Large Cap Growth Portfolio
Loomis Sayles High Income Opportunities Fund               Saratoga Advantage Trust/Mid Capitalization Portfolio
Loomis Sayles Inflation Protected Securities Fund          Saratoga Financial Services Portfolio
Loomis Sayles Institutional High Income Fund               Saratoga Large Capitalization Growth Portfolio
Loomis Sayles Intermediate Duration Fixed Income Fund      Schwab Viewpoints Fund
Loomis Sayles Investment Grade Bond Fund                   Strategic Partners Conservative Growth Fund
Loomis Sayles Investment Grade Fixed Income Fund           Strategic Partners High Growth Fund
Loomis Sayles Ltd. Term Government & Agency Fund           Strategic Partners Moderate Growth Fund
Loomis Sayles Massachusetts Tax Free Income Fund           Strategic Partners Small Cap Value Fund
Loomis Sayles Municipal Income Fund                        SunAmerica Focused International Fund
Loomis Sayles Research Fund                                SunAmerica Focused Mid-Cap Value Portfolio
Loomis Sayles Securitized Asset Fund                       The Target Portfolio Trust Small Capitalization Value
Loomis Sayles Small Cap Growth Fund                        USAA Balanced Strategy Fund
Loomis Sayles Small Cap Value Fund                         USAA First Start Growth Fund
Loomis Sayles Strategic Income Fund                        USAA Growth & Income Fund
Loomis Sayles Tax Managed Equity Fund                      USAA Growth Fund
Loomis Sayles Value Fund                                   Vaughan Nelson Small Cap Value Fund
Managers Fund - Balanced Fund                              VN Small Cap Value Portfolio
                                                           Westpeak Capital Growth Fund
                                                           Wilmington Trust Real Estate Portfolio

--------
/1/ Please note that this list is subject to change. Therefore, it is your responsibility, as an Access Person under the Code, to determine whether or not an investment company or mutual fund is advised or sub-advised by Loomis Sayles or advised or sub-advised by an IXIS affiliate prior to investing in such fund, and to ensure that you comply with all aspects of the Code regarding your investment in a Reportable Fund

                                  SECURITIES

                                                                    EXHIBIT TWO
                                                                    ___________

                                                          Subject to
                               Subject to                  Trading      Quarterly  Annual
Instrument                        Code    Pre-clearance Restrictions/1/ Reporting Reporting           Comments
----------                     ---------- ------------- --------------  --------- --------- -----------------------------
Bonds issued or guaranteed by     Yes        Yes              Yes          Yes       Yes
any foreign sovereign
government or its agencies,
instrumentalities or
authorities or supranational
issuers

COMPANY STOCK RECEIVED            Yes        Yes/No*          Yes          Yes       Yes    *Certain purchases and all
THROUGH AN EMPLOYER                                                                         subsequent sales of such
(INCLUDING OPTIONS AND                                                                      securities must be
WARRANTS ASSOCIATED THEREWITH)                                                              pre-cleared. Please see
                                                                                            Exhibits Three and Four for
                                                                                            guidance.

Derivatives involving             Yes        Yes              Yes          Yes       Yes
  SECURITIES

Equity or debt securities         Yes        Yes              Yes          Yes       Yes
(such as common and preferred
stocks and corporate and
government bonds or notes)
and any equivalent instrument
representing, or any rights
relating to, a SECURITY (such
as ADRs, certifications of
participation, depository
receipts, put and call
options, warrants,
convertible securities and
securities indices)

Index funds/baskets               Yes        No               No           Yes       Yes
(including Spiders and
options and futures tied to
broad market indices), closed
end funds, exchange-traded
funds and indices (i.e. NADAQ
100, ishares, etc.)

Municipal obligations             Yes        Yes              Yes          Yes       Yes

Private Placements                Yes        Yes*             No*          Yes       Yes    *Private placements require
                                                                                            special pre-clearance. Please
                                                                                            consult Section 4.14 of the
                                                                                            Code and contact PERSONAL
                                                                                            TRADING COMPLIANCE.

--------
/1/ The substantive prohibitions and restrictions (including Competing with Client Trades, Short Term Trading Profits, and the applicable Black-out Periods) detailed in Section 4 of the Code apply to each SECURITY as noted.

                                  SECURITIES

                                                                    EXHIBIT TWO
                                                                    ___________

                                                                    Subject to
                                         Subject to                  Trading      Quarterly  Annual
Instrument                                  Code    Pre-clearance Restrictions/1/ Reporting Reporting      Comments
----------                               ---------- ------------- --------------  --------- --------- -------------------
Shares of any investment company or         Yes           No           Yes           Yes       Yes
mutual fund advised or sub-advised by
Loomis Sayles, and those proprietary
mutual funds (excluding money market
funds) that are advised or sub-advised
by any affiliated investment adviser
within the IXIS organization (e.g. CDC
IXIS Asset Management Advisers, Harris
Associates, Hansberger, etc.)
("REPORTABLE FUNDS"). REPORTABLE FUNDS
include registered open-ended
investment companies, hedge funds,
offshore funds, closed end funds,
SICAVs, etc., but exclude money market
funds. Please see EXHIBIT ONE for a
list of REPORTABLE FUNDS.

Shares of Unit Investment Trusts            Yes           No            No           Yes       Yes

U.S. Government agencies (direct debt       Yes           No            No           Yes       Yes
obligations such as GNMA, FNMA, FHLMCS,
FHLB, FFCB, FHA, FLB, SLMA, & TVA)

Bank certificates of deposit                 No          N/A           N/A           N/A       N/A

Bankers' acceptances                         No          N/A           N/A           N/A       N/A

Commercial Paper                             No          N/A           N/A           N/A       N/A

Direct obligations of the United States      No          N/A           N/A           N/A       N/A
Government (i.e. Treasury securities,
as distinct from U.S. Government
agencies or instrumentalities)

Money Market Instruments                     No          N/A           N/A           N/A       N/A

Open ended mutual funds other than           No          N/A           N/A           N/A       N/A
  Reportable Funds

Repurchase Agreements                        No          N/A           N/A           N/A       N/A

--------
/1/ The substantive prohibitions and restrictions (including Competing with Client Trades, Short Term Trading Profits, and the applicable Black-out Periods) detailed in Section 4 of the Code apply to each SECURITY as noted.

                                   ACCOUNTS

                                                                  EXHIBIT THREE
                                                                  _____________

The types of accounts that hold or can hold SECURITIES, that are typically covered by the Code include, but are not limited to: personal accounts; join accounts with a spouse or live-in partner; an accounts of spouses or live-in partners; accounts of minor children; accounts of any relative living in the same household as the ACCESS PERSON; accounts for which the employee has trustee powers or power of attorney; and current and former employer 401(k) and other retirement plans of the ACCESS PERSON and/or the ACCESS PERSON'S spouse or live-in partner, etc..

The extent to which such accounts are governed by the Code will depend on the ACCESS PERSON'S BENEFICIAL OWNERSHIP in and/or INVESTMENT CONTROL over the account. Additionally, there are certain accounts that may not be obvious to an ACCESS PERSON as being covered by the Code, and examples of such accounts have been provided below. ACCESS PERSONS should contact PERSONAL TRADING COMPLIANCE who will assist the ACCESS PERSON in determining the applicability of the Code to a particular account(s).


                                         Subject to Select               Quarterly  Annual
Account Type                                Code    Broker Pre-clearance Reporting Reporting      Comments
------------                             ---------- ------ ------------- --------- --------- -------------------
Accounts in which the ACCESS PERSON has     Yes       No         No         Yes       Yes
BENEFICIAL OWNERSHIP but no direct or
indirect INVESTMENT CONTROL (i.e. an
account managed by an adviser or a
trust being managed by an entity)

Accounts in which the ACCESS PERSON has     Yes       No         No         Yes       Yes
direct or indirect INVESTMENT CONTROL
but no BENEFICIAL OWNERSHIP

Accounts in which ACCESS PERSON has         Yes      Yes        Yes         Yes       Yes
BENEFICIAL OWNERSHIP and direct or
indirect INVESTMENT CONTROL

Accounts in which ACCESS PERSON has no       No      N/A        N/A         N/A       N/A
BENEFICIAL OWNERSHIP and no direct or
indirect INVESTMENT CONTROL

OTHER ACCOUNTS

Accounts of children who have reached        No      N/A        N/A         N/A       N/A
majority that do not share same
household and over which the Access
Person exercises no INVESTMENT CONTROL

Spouse's account where he/she works at      Yes      No         No          Yes       Yes    REQUIRES PRIOR
an investment firm and is subject to                                                         APPROVAL BY
that firm's personal trading policies                                                        PERSONAL TRADING
                                                                                             COMPLIANCE

                                   ACCOUNTS

                                                                  EXHIBIT THREE
                                                                  _____________


                                         Subject to Select               Quarterly  Annual
Account Type                                Code    Broker Pre-clearance Reporting Reporting      Comments
------------                             ---------- ------ ------------- --------- --------- -------------------
Spouse manages and holds a limited          Yes      No         No          Yes       Yes
partnership interest in a hedge fund
sponsored by another investment firm

Accounts set up for an ESOP, DRIP or        Yes      No         No          Yes       Yes    The account does
other direct investment programs                                                             not require
                                                                                             pre-clearance
                                                                                             provided there is
                                                                                             no voluntary
                                                                                             adjustment in the
                                                                                             rate at which you
                                                                                             purchase or sell
                                                                                             SECURITIES within
                                                                                             the account

Physically held shares of SECURITIES        Yes      N/A        Yes         Yes       Yes

Mutual Fund and Retirement Accounts

401(k) plans which only offer mutual        No*      No         No          No        No     *Note, however,
funds (other than REPORTABLE FUNDS) as                                                       that transactions/
investment choices (yours or your                                                            holdings in closed
spouse's account)                                                                            end funds, if any,
                                                                                             in such 401(k)
                                                                                             plans are subject
                                                                                             to reporting.

401(K) PLANS WHICH ONLY OFFER MUTUAL        *Yes     Yes        No          Yes       Yes    *You must confirm
FUNDS (BOTH REPORTABLE FUNDS and                                                             the existence of
non-Reportable Funds) as investment                                                          such an account for
choices (yours or your spouse's account)                                                     quarterly and
                                                                                             annual reporting
                                                                                             and report only
                                                                                             VOLITIONAL
                                                                                             transactions in
                                                                                             REPORTABLE FUNDS
                                                                                             (NON-VOLITIONAL
                                                                                             transactions are

                                   ACCOUNTS

                                                                  EXHIBIT THREE
                                                                  _____________

                                         Subject to Select               Quarterly  Annual
Account Type                                Code    Broker Pre-clearance Reporting Reporting              Comments
------------                             ---------- ------ ------------- --------- --------- ----------------------------------
                                                                                             not subject to reporting) and any
                                                                                             transactions in closed-end funds
                                                                                             on a quarterly basis and holdings
                                                                                             in REPORTABLE and closed end funds
                                                                                             on an annual basis.
An account held directly with a               No     N/A        N/A         N/A       N/A
non-Reportable Fund (or the applicable
fund's transfer agent)(i.e. an account
with Janus, Putnam, etc.) that can
invest only in non-Reportable Funds and
cannot invest in closed end funds

AN ACCOUNT THAT CAN INVEST IN BOTH          *Yes      No         No         Yes       Yes    * Transactions in REPORTABLE FUNDS
REPORTABLE AND NON-REPORTABLE FUNDS BUT                                                      must be done with a SELECT BROKER,
THAT IS CURRENTLY ONLY INVESTED IN                                                           directly with REPORTABLE FUND, or
NON-REPORTABLE FUNDS (INCLUDING UNIFORM                                                      through one or more of the Loomis
TRANSFERS TO MINOR ACT AND UNIFORM                                                           Sayles' retirement plans. You must
GIFTS TO MINOR ACT ACCOUNTS (UTMA'S AND                                                      confirm the existence of such an
UGMA'S))                                                                                     account for quarterly and annual
                                                                                             reporting and report only
                                                                                             VOLITIONAL transactions in
                                                                                             REPORTABLE FUNDS (NON-VOLITIONAL
                                                                                             transactions are not subject to
                                                                                             reporting) and any transactions in
                                                                                             closed end funds on a quarterly
                                                                                             basis and holdings in REPORTABLE
                                                                                             and closed end funds on an annual
                                                                                             basis.

                                   ACCOUNTS

                                                                  EXHIBIT THREE
                                                                  _____________

                                         Subject to Select               Quarterly  Annual
Account Type                                Code    Broker Pre-clearance Reporting Reporting Comments
------------                             ---------- ------ ------------- --------- --------- -------------------
529 Plan accounts (or qualified tuition      No      N/A        N/A         N/A       N/A
  program accounts)

Loomis Sayles Capital Accumulation           No      N/A        N/A         N/A       N/A    This account is not
  Benefit Plan (CABP)                                                                        subject to the Code
                                                                                             because
                                                                                             participants do not
                                                                                             have any control
                                                                                             over the investment
                                                                                             options for the
                                                                                             account/plan. The
                                                                                             plan is simply an
                                                                                             additional benefit
                                                                                             from the Loomis
                                                                                             Sayles Funded
                                                                                             Pension Plan. When
                                                                                             eligible for a
                                                                                             distribution,
                                                                                             participants
                                                                                             receive a cash
                                                                                             payment and not
                                                                                             shares of the
                                                                                             Loomis Sayles
                                                                                             Research Fund (the
                                                                                             Fund is simply used
                                                                                             to track the value
                                                                                             of a participant's
                                                                                             investment within
                                                                                             the plan).

                    Transactions Exempt from Pre-clearance

                                                                   EXHIBIT FOUR
                                                                   ____________


Transactions in which the Access Person
has either Beneficial Ownership and/or
  Investment Control unless otherwise    Subject to               Quarterly  Annual
                 noted                      Code    Pre-clearance Reporting Reporting              Comments
---------------------------------------  ---------- ------------- --------- --------- ----------------------------------

Purchases or sales of SECURITIES which      Yes          No          Yes       Yes
occur as a result of operation of law,
or any margin call (provided such
margin call does not result from your
withdrawal of collateral within 10 days
before the call and you have no
involvement in the selection of the
specific SECURITIES to be sold)

Purchases of SECURITIES which are part      Yes          No          No        Yes
of an automatic dividend reinvestment
plan, automatic payroll deduction
program, automatic cash purchase or
withdrawal program or other similar
automatic transaction program, but only
to the extent you have made no
voluntary adjustment (up or down) in
the rate at which you purchase or sell

Purchases or sales of SECURITIES for an     Yes          No          Yes       Yes
account over which you have no direct
or indirect influence or control

Purchases of SECURITIES made by             Yes          No          Yes       Yes
exercising rights distributed by an
issuer PRO RATA to all other holders of
a class of its SECURITIES or other
interests, to the extent such rights
were acquired by you from the issuer,
and sales of such rights so acquired

Tenders of SECURITIES pursuant to           Yes          No          Yes       Yes
tender offers which are expressly
conditioned on the tender offeror's
acquisition of all of the SECURITIES of
the same class

Transactions in SECURITIES by your          Yes          No          Yes       Yes
spouse (or person in a similar
relationship such that the presumption
of BENEFICIAL OWNERSHIP arises)
employed at another investment firm
provided that: (a) you have no direct
or indirect influence or control over
the transactions; (b) the transactions
are effected solely through an account
in which you are not named and (c) you
have obtained pre-approval from
PERSONAL TRADING COMPLIANCE or the
REVIEW OFFICER to exempt the account
from the pre-clearance requirements and
certain trading restrictions of the Code

Receipt of SECURITIES as a gift or          Yes          No          Yes       Yes
  bequest

Making of personal or charitable gift       Yes          No          Yes       No
  of SECURITIES

NON-VOLITIONAL transactions in              Yes          No          No        Yes*   *You must report holdings in
REPORTABLE FUNDS (i.e. changes to                                                     REPORTABLE FUNDS on an annual
future contributions within the Loomis                                                basis.
Sayles Retirement Plans, dividend
reinvestment programs, dollar cost
averaging programs, monthly payroll
deductions, transactions made within
the Guided Choice program or any
transaction in which the employee has
not determined the timing as to when
the purchase or sale will occur and the
amount of shares to be purchased or
sold.

Volitional transactions in Reportable       Yes          No          Yes       Yes
  Funds.

                    Transactions Exempt from Pre-clearance

                                                                   EXHIBIT FOUR
                                                                   ____________

Transactions in which the Access Person
has either Beneficial Ownership and/or
  Investment Control unless otherwise    Subject to               Quarterly  Annual
                 noted                      Code    Pre-clearance Reporting Reporting      Comments
---------------------------------------  ---------- ------------- --------- --------- -------------------
All purchases and sales of Securities       Yes          Yes         Yes       Yes
(unless otherwise noted)

Sale of current or former employer          Yes          Yes         Yes       Yes
stock the Access Person or his/her
Spouse or live-in partner received upon
exercising stock options